UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Adoption of 2013 Equity Incentive plan

At our 2013 Annual Meeting of Stockholders held on May 23, 2013 (the “Annual Meeting”), our stockholders approved our 2013 Equity Incentive Plan (the “Plan”), which had been previously approved by our Board of Directors subject to stockholder approval.

A detailed summary of the material features of the Plan is set forth under the caption “Proposal 2” in our definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2013 (the “Proxy Statement”). The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the description of the Plan set forth in the Proxy Statement and the full text of the Plan, which is attached as Exhibit 99.1 to our Registration Statement on Form S-8 (No. 333-188790) (the “Form S-8”) filed with the SEC on May 23, 2013.

Equity Awards to Named Executive Officers

On May 23, 2013 following the approval of the Plan by our stockholders at the Annual Meeting, the Compensation Committee of our Board of Directors granted restricted stock units (“RSUs”) and stock options to our named executive officers under the Plan, which are subject to vesting as described below. The RSUs are evidenced by a form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement (“RSU Grant Documents”), and the stock options are evidenced by a form of Stock Option Grant Notice and Stock Option Agreement (“Stock Option Grant Documents”), which, together with the Plan, set forth the terms and conditions of the equity awards.

The following table sets forth the RSUs and stock options granted to the named executive officers listed below:

Named Executive Officer	Title	RSUs (1)	Options (2)
Alfred E. Mann	Chairman and Chief Executive Officer	200,000	600,000
Hakan S. Edstrom	President and Chief Operating Officer	187,500	562,500
Matthew J. Pfeffer	Corporate Vice President and Chief Financial Officer	150,000	450,000
Juergen A. Martens, Ph.D.	Corporate Vice President and Chief Technical Officer	150,000	600,000
David Thomson, Ph.D., J.D.	Corporate Vice President, General Counsel and Secretary	150,000	450,000

(1)	The shares subject to the RSUs will vest upon MannKind Corporation’s achievement of specified regulatory and business development milestones related to AFREZZA.

(2)	The shares subject to the stock options will vest upon MannKind Corporation’s achievement of specified regulatory and business development milestones related to AFREZZA. Each stock option shall have an exercise price per share of $6.85, which is equal to the closing sale price of our common stock on the Nasdaq Global Market on May 23, 2013. The expiration date of the stock options is May 22, 2023.

The foregoing is only a brief description of the material terms of the RSUs and stock options granted to our named executive officers on May 23, 2013, does not purport to be complete and is qualified in its entirety by reference to the Plan and the RSU Grant Documents and Stock Option Grant Documents, the forms of which are attached as Exhibits 99.2 and 99.3 to the Form S-8.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes with respect to each matter.

•

Our stockholders elected each of the seven individuals nominated by our Board of Directors to serve as directors until the next annual meeting of stockholders. The tabulation of votes in the election was as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Alfred E. Mann	147,946,923	605,674	103,874,453
Hakan S. Edstrom	147,895,536	657,061	103,874,453
Ronald Consiglio	148,023,129	529,468	103,874,453
Michael Friedman	147,536,114	1,016,483	103,874,453
Kent Kresa	147,544,096	1,008,501	103,874,453
David H. MacCallum	147,985,814	586,783	103,874,453
Henry L. Nordhoff	147,566,685	985,912	103,874,453

•

Our stockholders approved the Plan. The tabulation of votes on this matter was as follows: shares voted for: 143,996,320; shares voted against: 4,124,003; shares abstaining: 432,273; and broker non-votes: 103,874,454.

•

Our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement. The tabulation of votes on this matter was as follows: shares voted for: 141,560,953; shares voted against: 6,559,485; shares abstaining: 432,159; and broker non-votes: 103,874,453.

•

Our stockholders ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The tabulation of votes on this matter was as follows: shares voted for: 249,421,699; shares voted against: 1,722,923; shares abstaining: 1,283,028; and broker non-votes: 0.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
Dated: May 30, 2013	Title:	Corporate Vice President, General Counsel and Secretary